                                                                   Exhibit (4.1)
                                                        Composite Conformed Copy

                                AMENDMENT NO. 1

     AMENDMENT NO. 1 dated as of November 10, 1997 between THE FIRST AMERICAN FINANCIAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of California (the "Company"); each of the lenders that is
                                          -------
a signatory hereto (individually, a "Lender" and, collectively, the "Lenders");
                                     ------                          -------
and THE CHASE MANHATTAN BANK, as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").
                                                    --------------------

     The Company, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of July 29, 1997 (the "Credit
                                                                      ------
Agreement"), pursuant to which certain term loans and a revolving credit
---------
facility were continued and/or made available to the Company. The Company, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

     Section 1.    Definitions.  Except as otherwise defined in this Amendment
                   -----------
No. 1, terms defined in the Credit Agreement (as amended hereby) are used herein as defined therein.

     Section 2.    Amendments.  Subject to the satisfaction of the conditions
                   ----------
precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

     2.01. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

     2.02. Section 1.01 of the Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said
Section 1.01) and inserting the same in the appropriate alphabetical locations and amending the following definitions (to the extent already included in said
Section 1.01), as follows:

     "Majority Lenders"  shall mean Lenders holding at least 66-2/3% of the
      ----------------
     aggregate unpaid principal amount of the Revolving Credit Loans and the unused Revolving Credit Commitments.

     "Fixed Rate Lender Letter of Credit"  shall mean the standby letter of
      ----------------------------------
     credit issued by The Chase Manhattan Bank for the benefit of the Fixed Rate Lender, securing certain obligations of the Company to the Fixed Rate Lender under the Credit Agreement.

     2.03. Section 4.07(b) of the Credit Agreement is hereby amended by adding the following clause immediately after the word "herein" in the first sentence of such Section:

     "or other than payment to the Fixed Rate Lender pursuant to the Fixed Rate Lender Letter of Credit"

     2.04. The last paragraph of Section 6 of the Credit Agreement shall be amended in its entirety to read as follows:

     "The effectiveness of the Amendment and Restatement (except for Sections
11.03 and 11.07 hereof and the definitions ancillary thereto) and the obligation of any Lender to make its Loan hereunder is subject to the further conditions precedent that, both immediately prior to and on the Effective Date and on the date of the making of such Loan: (a) no Default shall have occurred and be continuing; and (b) the representations and warranties made by the Company in
Section 7 hereof, and in each of the other Basic Documents, shall be true and complete on and as of the Effective Date and the date of the making of such Loan with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been as of a specific date, as of such specific date)."


                                Amendment No. 1
                                ---------------

     2.05. Section 10.09 of the Credit Agreement shall be amended in its entirety to read as follows:

     "10.09  Consents under Basic Documents.   Except as otherwise provided in
             ------------------------------
Section 11.04 hereof, the Administrative Agent may, with the prior consent of the Majority Lenders (but not otherwise), consent to any modification, supplement or waiver under any of the Basic Documents."

     Section 3.   Representations and Warranties.   The Company represents and
                  ------------------------------
warrants to the Lenders that the representations and warranties set forth in
Section 7 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 7 to "this Agreement" included references to this Amendment No. 1.

     Section 4.   Conditions Precedent to Effectiveness.   The amendments to the
                  -------------------------------------
Credit Agreement set forth in Section 2 hereof, the termination of the Pledge Agreement and release of collateral thereunder set forth in Section 5 hereof, and the waiver of Section 8.05 of the Credit Agreement set forth in Section 6 hereof, shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

     4.01.    Execution by All Parties.   This Amendment No. 1 shall have been
              ------------------------
executed and delivered by each of the parties hereto.

     4.02.    Letter of Credit.   The Fixed Rate Lender Letter of Credit shall
              ----------------
have been issued.

     4.03.    Documents.   The Administrative Agent shall have received such
              ---------
documents as the Administrative Agent or any Lender or special New York counsel to the Chase Manhattan Bank may reasonably request.

     Section 5.   Termination and Release.   The Lenders and the Administrative
                  -----------------------
Agent hereby agree to terminate the Pledge Agreement, and to release any and all collateral held thereunder.

     Section 6.   Waiver.   The Lenders and the Administrative Agent hereby
                  ------
agree to waive Section 8.05 of the Credit Agreement to the extent required to enable the Company and First American Real Estate Information Services, Inc., a Wholly Owned Subsidiary of the Company, to enter into a transaction with Experian Information Solutions, Inc. an Ohio corporation (or its successor), with respect to certain businesses operated by its Real Estate Solutions division, as more fully described in Annex 1 hereto.

     Section 7.    Miscellaneous.
                   -------------

     7.01.    Binding Effect.   Except as herein provided, the Credit Agreement
              --------------
shall remain unchanged and in full force and effect.

     7.02.    Counterparts.   This Amendment No. 1 may be executed in any number
              ------------
of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart.

     7.03.    Governing Law.   This Amendment No. 1 shall be governed by, and
              -------------
construed in accordance with, the law of the State of New York.


                                Amendment No. 1
                                ---------------

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                          THE FIRST AMERICAN FINANCIAL
                                            CORPORATION


                                          By  /s/ D.P. Kennedy
                                          --------------------
                                            Title:  Chairman



                                          By  /s/ Mark R Arnesen
                                          ----------------------
                                            Title:  Secretary



                                          THE CHASE MANHATTAN BANK,
                                            as Administrative Agent


                                          By  /s/ Lawrence Karp
                                          ---------------------
                                            Title:  Associate


                                Amendment No. 1
                                ---------------

                                       LENDERS
                                       -------

                                       THE CHASE MANHATTAN BANK

                                       By  /s/ Lawrence Karp
                                       ---------------------
                                         Title: Associate


                                       SANWA BANK CALIFORNIA

                                       By  /s/ Rita Raychaudhuri
                                       -------------------------
                                         Title:  Vice President


                                       UNION BANK OF CALIFORNIA, N.A.

                                       By  /s/ Douglas S. Lambell
                                       --------------------------
                                         Title:  Vice President


                                       COMERICA BANK

                                       By  /s/ Emmanuel M. Skerofilax
                                       ------------------------------
                                         Title:  Corporate Banking Officer


                                       CHASE MANHATTAN BANK, AS NOMINEE FOR
                                       THE CANADA LIFE ASSURANCE COMPANY

                                       By  /s/ Kenneth Peters
                                       ----------------------
                                         Title:  Vice President


                                Amendment No. 1
                                ---------------

                                                                         Annex 1

              [LOGO OF THE FIRST AMERICAN FINANCIAL CORPORATION]


Under the currently contemplated structure of the transaction referenced in
Section 6 of Amendment No. 1, the direct subsidiaries of First American Real Estate Information Services, Inc., other than Excelis, Inc. (such subsidiaries, the "FAREIS Subsidiaries"), and Experian Information Solutions, Inc. (or its successor, "Experian"), will enter into a joint venture transaction pursuant to which (i) the FAREIS Subsidiaries will transfer their respective assets and liabilities to a new formed limited liability company ("Newco") in exchange for 80% of the membership interests of Newco and (ii) Experian will transfer the assets and liabilities of its Real Estate Solutions Division plus additional cash to Newco in exchange for 20% of the membership interests of Newco.


                                Amendment No. 1
                                ---------------